Exhibit 99.1

Coty Inc. Announces New Organizational Structure and Future Executive Team to Strengthen its Global Leadership Position in Beauty

Effective Subject to Completion of the Merger with P&G’s Fragrance, Color Cosmetics, Salon Professional & Hair Color and Styling Businesses

NEW YORK – November 3, 2015 – Coty Inc. (NYSE: COTY) announced today a new organizational structure and the future leadership team for the company, both of which will become effective subject to completion of Coty’s merger with The Procter & Gamble Company’s (NYSE: PG) fine fragrance, color cosmetics, salon professional and hair color and styling businesses (“P&G Specialty Beauty Business”). These changes are expected to best position the company to advance Coty’s global leadership position in Beauty.

Bart Becht, Chairman and Interim CEO of Coty commented: “The new Coty will bring together a very experienced and diverse executive team, skilled at managing complex global consumer operations, and driving innovation, creativity and growth, all of which are a prerequisite for future success. This deeply experienced team combined with the new category-focused and consumer-centric structure, and our portfolio of world-class brands, are all expected to play key roles in making Coty a strong global leader and challenger in Beauty and driving profitable growth and shareholder value over time.”

Coty’s new organizational structure will be category focused, putting the consumer first, by specifically targeting how and where they shop and what and why they purchase. Each Division will have full end-to-end responsibility to optimize the consumers’ beauty experience in their relevant categories and channels in this new organizational design and translate this into profitable growth. Accordingly, post-merger, Coty’s business will be organized into three divisions:

  Coty Luxury Division, focused on fragrances and skin care
  Coty Consumer Beauty Division, focused on color cosmetics, retail hair coloring and styling products and body care
  Coty Professional Beauty Division, focused on servicing salon owners and professionals in both hair and nail care

Coty will also be launching a new department, called Growth and Digital, which will be focused on accelerating growth. It will regularly review the company’s portfolio strategy and focus on working with each of the three divisions to improve its capabilities in innovation, sales and traditional and digital marketing.

Each of the Luxury, Consumer Beauty, and Professional Beauty divisions will be led by a President, who will be supported in the areas of supply chain, finance, human resources and information services. The divisions will be overseen by an executive team consisting of the three Presidents, the Functional Heads and the Chief Executive Officer. The executive team will provide strategic direction, pursue M&A opportunities, build out corporate capabilities and address public company obligations.

As part of the new organizational structure, Coty plans to relocate its executive management offices to London. Being operationally located in London will allow Coty to more effectively operate as a global leader, with closer proximity to the company’s key strategic markets around the world. The executive management team expected to be based in London, includes, but is not limited to, the office of the Chairman and Chief Executive Officer, Finance, Human Resources, Legal and Growth and Digital. The company will continue to be incorporated in Delaware and traded on the New York Stock Exchange.

Leadership

The new Coty leadership team combines the expertise and talents of executives from Coty, P&G Specialty Beauty and other leading companies. These highly experienced team members, all of whom have extensive experience nurturing and growing consumer brands, bring deep and complementary skills, which the company plans to leverage to benefit Coty employees, licensors, customers, suppliers and shareholders.

Bart Becht, Chairman and Interim Chief Executive Officer - Mr. Becht will continue to be responsible for making Coty into a global leader and challenger in Beauty and enhancing shareholder value in the process. Before joining Coty in 2011 as chairman, Mr. Becht served as chief executive officer of Reckitt Benckiser, a leading global consumer goods company, from 1995 to 2011. He has over 30 years of business experience building consumer brands around the world. Mr. Becht will remain based in London following the close of the transaction.

Patrice de Talhouët, Chief Financial Officer – Mr. de Talhouët will continue to oversee the finance organization. In addition, he will be responsible for all M&A activities as well as information systems and real estate. Prior to joining Coty, he spent seven years at Mars, Inc. in various executive finance positions and 12 years at Alcatel-Lucent. Mr. de Talhouët will transition from New York to London following the close of the transaction.

Camillo Pane, Chief Growth and Digital Officer - Mr. Pane will advise on Coty’s portfolio strategy and be responsible for the development of Coty’s innovation, marketing and sales capabilities across all divisions, as well as directing Coty’s digital media and e-commerce activities. He spent almost 20 years at Reckitt Benckiser, and was most recently Reckitt’s Senior Vice President, Global Category Officer Consumer Health. Mr. Pane will be based in London following the close of the transaction.

Edgar Huber, President Coty Luxury - Mr. Huber will oversee Coty’s Fragrances and Skin Care division. Mr. Huber is an accomplished executive with over 25 years of experience in building brands across the beauty and fashion industry. Mr. Huber spent 15 years at L'Oréal, the majority of which was in the L'Oréal Luxury Products Division working on brands such as Ralph Lauren Fragrances, VIKTOR AND ROLF, Yves Saint Laurent Beauty and Giorgio Armani Cosmetics. Most recently he was President and Chief Executive Officer of Lands’ End. Mr. Huber will be based in Paris following the close of the transaction.

Esi Eggleston Bracey, President, Coty Consumer Beauty - Mrs. Eggleston Bracey will oversee Coty’s Color Cosmetics, Hair Coloring and Styling, and Body Care division. She is Executive Vice President, Global Color Cosmetics, P&G, where she leads the COVERGIRL and Max Factor businesses across more than 80 global markets. Mrs. Eggleston Bracey has over 24 years of experience, including over 15 years in Beauty and Personal Care, and was responsible for transforming COVERGIRL into the iconic pop culture brand it is today, as well as expanding P&G Cosmetics internationally with the modernization of Max Factor. She will transition from Geneva to New York following the close of the transaction.

Sylvie Moreau, President, Coty Professional Beauty - Mrs. Moreau will be responsible for overseeing Coty’s salon business in hair and nail care. She is currently Executive Vice President of Wella, the Salon Division of P&G. Over her 21-year career, Mrs. Moreau has held a variety of positions in local, regional and international roles, managing many iconic brands. She has spent the last seven years in P&G’s Salon Professional division where she was instrumental in the business turnaround. Mrs. Moreau will remain based in Geneva following the close of the transaction.

Mario Reis, Chief Global Supply Officer - Mr. Reis will be responsible for running Coty’s fully integrated, end-to-end supply chain, covering procurement, manufacturing and warehousing & distribution, facilitating the acceleration of profitable growth as well as driving cost leadership at Coty. Prior to joining Coty, Mr. Reis spent 16 years with Danone, where he held several senior executive positions in Global Operations. Mr. Reis will remain based in Geneva following the close of the transaction.

Jules Kaufman, Chief Legal Officer and Secretary - Mr. Kaufman will continue to oversee Coty’s legal affairs worldwide, including, among other things, acquisitions and divestitures, governance, compliance, licenses and patents and regulatory issues. Since joining Coty in 2008, Mr. Kaufman has helped guide Coty's growth through multiple acquisitions, and through its evolution from a privately held into a publicly listed company. He previously served as Vice President and Division General Counsel for Colgate-Palmolive Company’s Europe/South Pacific Division. Mr. Kaufman will transition from New York to London following the close of the transaction.

Ralph Macchio, Chief Scientific Officer - Mr. Macchio will be responsible for all Scientific and Global Regulatory & Consumer Affairs at Coty. Mr. Macchio has been with Coty since 1992 and has held various positions of increasing R&D responsibility at the company. Mr. Macchio will remain based in Morris Plains, New Jersey following the close of the transaction.

Sébastien Froidefond, Chief Human Resources Officer - Mr. Froidefond will manage all corporate human resources activities, including talent management, organizational and people development, performance management, compensation and benefits and human resources information systems. Prior to joining Coty, Mr. Froidefond was Human Resources Vice President for the Global Consumer Healthcare division of Sanofi. Mr. Froidefond will transition from Paris to London following the close of the transaction.

Jean Mortier will retire from Coty and will be succeeded, effective immediately, by Edgar Huber as President Global Markets. Jean has agreed to stay with Coty through June 2016 as a Special Advisor to the CEO. Jean will be responsible for helping to transition Edgar Huber into his new role, transitioning licensor relationships to Camillo Pane and Edgar Huber, aiding in the transfer of P&G licenses to Coty, assisting with the anti-trust review process and helping to restructure our joint venture and distributor relationships. Coty would like to recognize and thank Jean for his many contributions to the Coty business and company and wish him well in his future endeavors.

As previously disclosed, the merger with P&G’s Specialty Beauty Business is expected to close in the second half of calendar year 2016, subject to regulatory clearances, works council consultations, and other customary conditions.

Forward Looking Statements

Certain statements in this press release are forward-looking statements. These forward-looking statements reflect Coty’s current views with respect to the completion of the merger with the P&G Beauty Business. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “expect,” “should,” “would,” “could,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” “opportunity,” “potential,” and similar words or phrases. Actual results may differ materially from the results predicted due to risks and uncertainties including inaccuracies in our assumptions in evaluating the transaction, difficulties in integrating the P&G Specialty Beauty Business into Coty and other difficulties in achieving the expected benefits of the transaction. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of Coty, which could cause actual results to differ materially from such statements.

Risks and uncertainties relating to the proposed transaction with P&G include, but are not limited to: uncertainties as to the timing of the transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated, including certain licensor consents; competitive responses to the transaction; litigation relating to the transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the ability of Coty to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; the ability of Coty to promptly and effectively integrate the P&G Specialty Beauty Business and Coty and their personnel; the effects of the business combination of Coty and the P&G Specialty Beauty Business, including the combined company’s future financial condition, operating results, strategy and plans; and disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. More information about potential risks and uncertainties that could affect Coty’s business and financial results is included under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and other periodic reports Coty has filed and may file with the Securities and Exchange Commission from time to time. Any forward-looking statements made in this communication are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, Coty undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Coty Inc.

Coty is a leading global beauty company with net revenues of $4.4 billion for the fiscal year ended June 30, 2015. Founded in Paris in 1904, Coty is a pure play beauty company with a portfolio of well-known fragrances, color cosmetics and skin & body care products sold in over 130 countries and territories. Coty’s product offerings include such power brands as adidas, Calvin Klein, Chloé, DAVIDOFF, Marc Jacobs, OPI, philosophy, Playboy, Rimmel and Sally Hansen.

For additional information about Coty Inc., please visit www.coty.com.

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